Overstock Announces First Quarter 2022 Financial Results
Eighth consecutive quarter of profitability
Repurchased shares and ended quarter with strong cash position

SALT LAKE CITY - April 28, 2022 - Overstock.com, Inc. (NASDAQ:OSTK) today reported financial results for the quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights, from continuing operations

•	Total net revenue of $536 million, a decrease of 19% year over year
•	Gross profit of $125 million or 23.4% of total net revenue
•	Income from continuing operations of $10 million
•	Diluted earnings per share of $0.21
•	Adjusted EBITDA (non-GAAP) of $21 million, which represents 4% of net revenue
•	Cash and cash equivalents totaled $493 million at the end of the first quarter

“We delivered our eighth consecutive quarter of profitability in line with our stated adjusted EBITDA margin targets, even in a difficult macro environment. While the 19% revenue decline was more than we expected, I am pleased that, based on third party data, we held our market share consistent with Q4 levels.” said Overstock CEO Jonathan Johnson. “We anticipated the first quarter would be difficult considering the significant acceleration in sales last year driven by both operational improvements and pandemic-related factors. What we could not have anticipated was the magnitude of the impact of inflation coupled with an adverse geopolitical environment, which ultimately impacted consumer sentiment,” continued Johnson. “Looking ahead, we believe our unique business model positions us favorably to navigate through various macro scenarios and continue to take market share. Our business is asset-light and our smart value brand pillar delivers value that motivates our customers to buy from us even when their wallets are stretched. I look forward to providing a full update on our first quarter 2022 performance during our earnings call.”

First Quarter 2022 Operational Highlights*

•	Active customers of 7.4 million, a decrease of 26% year over year
•	Last Twelve Months (LTM) net revenue per active customer of $356, an increase of 26% year over year
•	Orders delivered of 2.4 million, a decrease of 33% year over year
•	Average order value of $221, an increase of 21% year over year
•	Orders per active customer, measured as LTM orders divided by active customers, of 1.67, an increase of approximately 1% year over year
•	Orders placed on a mobile device were 50% of gross merchandise sales
*Certain terms, such as active customers, LTM net revenue per active customer, orders delivered, average order value, and orders per active customer are defined under "Supplemental Operational Data" below.

Share Repurchases

On August 17, 2021, we announced that our Board of Directors had approved a stock repurchase program (the “Repurchase Program”), pursuant to which we may, from time to time, purchase shares of our outstanding common stock for an aggregate repurchase price not to exceed $100.0 million at any time through December 31, 2023. On March 9, 2022, we announced that our Board of Directors has expanded the Repurchase Program to permit us, from time to time, to purchase outstanding shares of our Digital Voting Series A-1 Preferred Stock and/or our Voting Series B Preferred Stock in addition to outstanding shares of our common stock.

During the three months ended March 31, 2022, we repurchased $24.9 million of our common stock and $256,000 of our Series A-1 preferred stock under the Repurchase Program at an average price of $48.18 and $45.24 per share, respectively. As of March 31, 2022, we had approximately $74.8 million remaining under the current Repurchase Program authorization.

Earnings Webcast Information

Overstock will hold a conference call and webcast to discuss its first quarter 2022 financial results on Thursday, April 28, 2022, at 8:30 a.m. ET. To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 7170114 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326, then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com, starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 11:30 a.m. ET on Thursday, April 28, 2022, through 11:30 a.m. ET on Thursday, May 5, 2022. To listen to the recorded webcast by phone, dial (855) 859-2056, then enter the conference ID provided above. Outside the U.S. or Canada, dial +1 (404) 537-3406 and enter the conference ID provided above.

Questions may be emailed in advance of the call to ir@overstock.com.

About Overstock.com

Overstock.com, Inc. (Common Stock (NASDAQ:OSTK) / Series A-1 Preferred Stock (tZERO ATS:OSTKO) / Series B Preferred Stock (OTCQX:OSTBP)) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, area rugs, bedding and bath, home improvement, and more. The online shopping site features millions of products that tens of millions of customers visit each month. In 2014, Overstock became the first major retailer to accept cryptocurrency as a form of payment and continues to do so. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, and Club O are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release and the April 28, 2022 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends, market conditions, and other factors that could impact our results of operations. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements as a result of any new information, future developments, or otherwise. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including but not limited to, macroeconomic changes, including higher inflation and rising interest rates, and difficulties we may have with our fulfillment partners, supply chain, access to products, shipping costs, competition, attraction/retention of employees, search engine optimization results, and/or payment processors. Other risks and uncertainties include, among others, the duration of the COVID-19 pandemic and its ultimate impact on our business and results of operations, the current conflict between Russia and Ukraine and its related geopolitical impacts, problems with our infrastructure, including cyber-attacks or data breaches affecting us, adverse tax, regulatory or legal developments, any negative business impacts associated with our strategy to exit from non-home categories, and whether our partnership with Pelion Venture Partners will be able to achieve its objectives. More information about factors that could potentially affect our financial results are included in our Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 25, 2022, and in our subsequent filings with the SEC. The Form 10-K and our subsequent filings with the SEC identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Contacts Investor Relations: Lavesh Hemnani ir@overstock.com	Media Relations: Sarah Factor pr@overstock.com

Overstock.com, Inc. Consolidated Balance Sheets (Unaudited) (in thousands, except share data)
	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$493,261	$503,341
Restricted cash	217	25
Accounts receivable, net	23,749	21,190
Inventories	5,419	5,137
Prepaids and other current assets	21,159	22,097
Total current assets	543,805	551,790
Property and equipment, net	108,454	109,479
Deferred tax assets, net	39,076	40,035
Goodwill	6,160	6,160
Equity securities	352,833	342,682
Operating lease right-of-use assets	11,265	12,584
Other long-term assets, net	2,852	3,236
Total assets	$1,064,445	$1,065,966
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$106,380	$102,293
Accrued liabilities	107,909	101,902
Unearned revenue	61,421	59,387
Operating lease liabilities, current	5,478	5,402
Other current liabilities	3,388	3,349
Total current liabilities	284,576	272,333
Long-term debt, net	37,117	37,984
Operating lease liabilities, non-current	6,555	7,960
Other long-term liabilities	3,587	3,303
Total liabilities	331,835	321,580
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A-1, issued - 4,204 and 4,204
Series A-1, outstanding - 4,198 and 4,204	—	—
Series B, issued and outstanding - 357 and 357	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 46,910 and 46,625
Outstanding shares - 42,720 and 43,023	4	4
Additional paid-in capital	967,073	960,544
Accumulated deficit	(126,467)	(136,590)
Accumulated other comprehensive loss	(533)	(537)
Treasury stock at cost - 4,196 and 3,602	(107,467)	(79,035)
Total stockholders' equity	732,610	744,386
Total liabilities and stockholders' equity	$1,064,445	$1,065,966

Overstock.com, Inc. Consolidated Statements of Income (Unaudited) (in thousands, except per share data)
	Three months ended March 31,
	2022	2021
Net revenue	$536,037	$659,861
Cost of goods sold	410,825	506,337
Gross profit	125,212	153,524
Operating expenses
Sales and marketing	58,513	73,538
Technology	32,989	30,523
General and administrative	21,256	22,871
Total operating expenses	112,758	126,932
Operating income	12,454	26,592
Interest expense, net	(125)	(155)
Other expense, net	(114)	(226)
Income before income taxes from continuing operations	12,215	26,211
Provision for income taxes	2,092	193
Income from continuing operations	10,123	26,018
Loss from discontinued operations, net of income taxes	—	(10,126)
Consolidated net income	10,123	15,892
Less: Net loss attributable to noncontrolling interests—discontinued operations	—	(201)
Net income attributable to stockholders of Overstock.com, Inc.	$10,123	$16,093
Consolidated net income per share of common stock:
Net income (loss) attributable to common shares—basic
Continuing operations	$0.21	$0.57
Discontinued operations	—	(0.23)
Total	$0.21	$0.34
Net income (loss) attributable to common shares—diluted
Continuing operations	$0.21	$0.56
Discontinued operations	—	(0.23)
Total	$0.21	$0.33
Weighted average shares of common stock outstanding:
Basic	43,052	42,885
Diluted	43,282	43,320

Overstock.com, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)
	Three months ended March 31,
	2022	2021
Cash flows from operating activities:
Consolidated net income	$10,123	$15,892
Loss from discontinued operations, net of income taxes	—	10,126
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	4,307	5,146
Non-cash operating lease cost	1,319	1,320
Stock-based compensation to employees and directors	4,639	2,305
Decrease in deferred income taxes, net	959	1
Loss from equity method securities	299	—
Other non-cash adjustments	(123)	637
Changes in operating assets and liabilities:
Accounts receivable, net	(2,559)	(15,651)
Inventories	(282)	(468)
Prepaids and other current assets	1,604	447
Other long-term assets, net	(307)	(448)
Accounts payable	4,339	25,589
Accrued liabilities	7,886	6,693
Unearned revenue	2,034	24,143
Operating lease liabilities	(1,329)	(1,379)
Other long-term liabilities	284	(269)
Net cash provided by continuing operating activities	33,193	74,084
Net cash used in discontinued operating activities	—	(12,353)
Net cash provided by operating activities	33,193	61,731
Cash flows from investing activities:
Purchase of equity securities	(11,420)	—
Capital distribution from investment	1,162	—
Expenditures for property and equipment	(3,256)	(2,395)
Other investing activities, net	(281)	(367)
Net cash used in continuing investing activities	(13,795)	(2,762)
Net cash provided by discontinued investing activities	—	5,737
Net cash provided by (used in) investing activities	(13,795)	2,975
Cash flows from financing activities:
Repurchase of shares	(25,165)	—
Payments on long-term debt	(854)	(551)
Payments of taxes withheld upon vesting of employee stock awards	(3,267)	(7,292)
Other financing activities, net	—	(1)
Net cash used in continuing financing activities	(29,286)	(7,844)
Net cash provided by discontinued financing activities	—	2,085
Net cash used in financing activities	(29,286)	(5,759)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(9,888)	58,947
Cash, cash equivalents, and restricted cash, beginning of year, inclusive of cash balances of discontinued operations	503,366	519,181
Cash, cash equivalents, and restricted cash, end of year, inclusive of cash balances of discontinued operations	493,478	578,128
Less: Cash, cash equivalents, and restricted cash of discontinued operations	—	42,120
Cash, cash equivalents, and restricted cash, end of year	$493,478	$536,008

Financial Reporting Presentation in Accordance with the Pelion Transaction

Medici Ventures' blockchain businesses, including tZERO, met the criteria to be reported as held for sale and discontinued operations as of March 31, 2021, due to their anticipated deconsolidation. As a result of closing the Pelion transaction during the second quarter of 2021, these businesses' operating results for the periods prior to deconsolidation have been reflected in our consolidated statements of income as discontinued operations. As a result of closing this transaction, Overstock has reorganized its remaining businesses into a single reportable operating segment, Retail. Corporate-related overhead costs are included in Retail continuing operations.

Supplemental Operational Data

We measure our business using operational metrics, in addition to the financial metrics shown above and the non-GAAP financial measures explained below. We believe these metrics provide investors with additional information regarding our financial results, including indicators of our growth, customer purchasing patterns, and the mix of products purchased by our customers.

Active customers represents the total number of unique customers who have made at least one purchase during the prior twelve-month period. This metric captures both the inflow of new customers and the outflow of existing customers who have not made a purchase during the prior twelve-month period.

LTM net revenue per active customer represents total net revenue in a twelve-month period divided by the total number of active customers for the same twelve-month period.

Orders delivered represents the total number of orders delivered in any given period, including orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and in those circumstances we estimate delivery dates based on historical data.

Average order value is defined as total net revenue in any given period divided by the total number of orders delivered in that period.

Orders per active customer is defined as orders delivered in a twelve-month period divided by active customers for the same twelve-month period.

The following table provides key operating metrics for the Retail business:
(in thousands, except for LTM net revenue per active customer, average order value and orders per active customer)

	Three months ended March 31,
	2022	2021
Active customers	7,388	9,938
LTM net revenue per active customer	356	283
Orders delivered	2,428	3,608
Average order value	221	183
Orders per active customer	1.67	1.66

Non-GAAP Financial Measures and Reconciliations

We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted diluted earnings per share from continuing operations, adjusted EBITDA, and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted diluted earnings per share for continuing operations is a non-GAAP financial measure that we calculate as net income from continuing operations less the income recognized from our equity method securities, net of related tax. We believe that this adjustment to our net income before calculating per share amounts for the current period presented provides a useful comparison between our operating results from period to period.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as income from continuing operations before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We believe the exclusion of certain benefits and expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in continuing operating activities reduced by expenditures for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the continuing operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.

The following table reflects the reconciliation of adjusted diluted earnings per share from continuing operations to diluted earnings per share from continuing operations (in thousands, except per share data):

	Three months ended March 31,
	2022
	Diluted EPS	Less: equity method income[1]	Adjusted Diluted EPS
Numerator:
Income from continuing operations	$10,123	$32	$10,091
Less: Preferred stock dividends—accumulated	182	—	182
Undistributed income from continuing operations	9,941	32	9,909
Less: Undistributed income allocated to participating securities	952	3	949
Net income from continuing operations attributable to common stockholders	$8,989	$29	$8,960

Denominator:
Weighted average shares of common stock outstanding—diluted	43,282	43,282	43,282

Net income from continuing operations per share of common stock:
Diluted	$0.21	$—	$0.21
1 Inclusive of tax impact from equity method activity

The following table reflects the reconciliation of adjusted EBITDA to income from continuing operations (in thousands):

	Three months ended March 31,
	2022	2021

Income from continuing operations	$10,123	$26,018
Depreciation and amortization	4,307	5,146
Stock-based compensation	4,639	2,305
Interest expense, net	125	155
Other expense, net	114	226
Provision for income taxes	2,092	193
Special items (see table below)	53	(187)
Adjusted EBITDA	$21,453	$33,856

Special items:
Special legal charges	$—	$(187)
Transaction costs	53	—
	$53	$(187)

The following table reflects the reconciliation of free cash flow to net cash provided by continuing operating activities (in thousands):

	Three months ended March 31,
	2022	2021
Net cash provided by continuing operating activities	$33,193	$74,084
Expenditures for property and equipment	(3,256)	(2,395)
Free cash flow	$29,937	$71,689